                                                                      EXHIBIT 23

                  GENERAL MOTORS CORPORATION AND SUBSIDIARIES

                        CONSENT OF INDEPENDENT AUDITORS

General Motors Corporation:

     We consent to the incorporation by reference of our reports dated January 30, 1995 appearing in this Annual Report on Form 10-K of General Motors Corporation for the year ended December 31, 1994 in the following Registration
Statements:

           REGISTRATION
FORM      STATEMENT NO.                                 DESCRIPTION
- -----   ------------------   -----------------------------------------------------------------
 S-3    33-41557             General Motors Corporation Debt Securities
 S-3    33-47343             General Motors Corporation $1 2/3 Par Value Common Stock
        (Post-Effective
        Amendment No. 1)
 S-3    33-49035             General Motors Corporation $1 2/3 Par Value Common Stock
        (Amendment No. 1)
 S-3    33-56671             General Motors Corporation $1 2/3 Par Value Common Stock
        (Amendment No. 1)
 S-3    33-49309             General Motors Corporation Dividend Reinvestment Plan
 S-8    33-56753             The General Motors Personal Savings Plan for Hourly-Rate
                             Employees in the United States
 S-8    33-54841             General Motors Amended 1987 Stock Incentive Plan
 S-8    33-49245             General Motors Savings-Stock Purchase Program for Salaried
                             Employees in the United States
 S-8    2-94690              1984 Electronic Data Systems Corporation Stock Purchase Plan
        (Post-Effective
        Amendment No. 1)
 S-8    2-94691              1984 Electronic Data Systems Corporation Stock Incentive Plan
        (Post-Effective
        Amendment No. 1)
 S-8    33-36443             EDS Deferred Compensation Plan
 S-8    33-54833             EDS Puerto Rico Savings Plan
 S-8    33-32322             Hughes Aircraft Company Salaried Employees' Thrift and Savings
                             Plan
                             Hughes Aircraft Company Tucson Bargaining Employees' Thrift and
                             Savings Plan
                             Hughes Aircraft Company California Hourly Employees' Thrift and
                             Savings Plan
                             Hughes Thrift and Savings Plan
 S-8    33-54835             The GMAC Mortgage Corporation Savings Incentive Plan
 S-8    33-40423             GM Hughes Electronics Corporation Incentive Plan
 S-8    33-43746             Saturn Individual Savings Plan for Union-Represented Employees
 S-8    33-49243             Saturn Personal Choices Savings Plan for Non-Represented
                             Employees
 S-8    33-28714             Marketing & Systems Development Corporation 1985 Incentive Stock
                             Option Plan

/s/ DELOITTE & TOUCHE LLP
- ------------------------------------------------------
DELOITTE & TOUCHE LLP

Detroit, Michigan
March 13, 1995

                                      IV-20